Exhibit 99.1

CareTrust REIT, Inc. Announces $817 Million Recommended Cash Acquisition of
Care REIT plc

March 11, 2025

Conference Call Scheduled for Tuesday, March 11, 2025 at 8:00 a.m. EDT

SAN CLEMENTE, Calif.--(BUSINESS WIRE)-- CareTrust REIT, Inc. (NYSE: CTRE) (“CareTrust”) announced today that it has reached an agreement with the board of directors of Care REIT plc (LON: CRT) (“Care REIT”) on the terms of a recommended cash offer to be made for the acquisition of Care REIT1 by CR United Bidco Ltd ("Bidco"), a wholly-owned subsidiary of CareTrust (the "Acquisition"). CareTrust has agreed to pay 108 pence in cash per ordinary share of Care REIT.

Based on the Sterling to Dollar exchange rate on March 10, 2025, the terms of the acquisition represent a Care REIT market capitalization of US$577 million and, together with the assumption of net debt of approximately US$240 million, represents a total purchase price of approximately US$817 million. The acquisition represents a 32.8% premium to Care REIT’s March 10, 2025 closing share price and a 28.1% premium to the volume-weighted average share price of Care REIT for the twelve-month period ended March 10, 2025.

Care REIT is a UK-based real estate investment trust listed on the Main Market of the London Stock Exchange focused on investing in care homes throughout the UK. Care REIT has built an attractive and diversified real estate portfolio of 137 care homes, comprising approximately 7,500 operating beds leased to 15 operators across England, Scotland and Northern Ireland. All homes are subject to long-term, triple-net leases with a weighted average remaining lease term of 20 years and annual inflation-based rent escalators, most with a floor of 2% and a cap of 4%. Care REIT reported annual contractual rent of approximately US$66 million as of September 30, 2024, which represents an initial yield, based on CareTrust’s investment, of approximately 8.1%. Care REIT had also reported portfolio EBITDARM rent coverage of 2.2x for the trailing twelve month period ending on that same date.

CareTrust has spent considerable time evaluating its entry into the UK market and sees attractive underlying dynamics underpinning an investment of this size at this time. CareTrust believes that the highly fragmented UK care home market is in the early innings of a demand-supply imbalance driven by an aging population with growing care needs, muted new inventory as construction and borrowing costs remain high, and tight capital availability. Against this favorable backdrop, care home operators should benefit from a diverse funding landscape of public and private sources, which CareTrust expects to lead to solid occupancy rates and operating margins. CareTrust intends to fuel growth by deepening relationships with Care REIT's existing operators, supporting existing development projects and expanding the pipeline of new investments, as well as building relationships with other operators.

Commenting on this transaction, Dave Sedgwick, CareTrust’s President and Chief Executive Officer said: “We have been following the UK for some time looking for the right entry point. We believe we have found it in the Care REIT platform, which has assembled what we
1 Approximately 1,200 Care REIT shares (the “Scheme Restricted Shares”), representing about 0.0003% of the fully diluted issued ordinary share capital of Care REIT, are directly or indirectly held by, for or on behalf of Care REIT shareholders subject to economic sanctions in connection with the Russia-Ukraine conflict. Under the terms of the Scheme, the Scheme Restricted Shares will not be transferred to CareTrust and will continue to be restricted. It is proposed that Care REIT's constitution is amended to include the right for Bidco or such other person as CareTrust or Bidco may direct, following successful consummation of the Scheme, to compulsorily acquire any Scheme Restricted Shares for the same consideration per Care REIT Share as is payable pursuant to the Acquisition upon it becoming legally permissible to do so. Further details of such restrictions, and all other arrangements to be implemented in respect of Scheme Restricted Shares in the context of the Acquisition, will be set out in the Scheme Document.

consider to be an excellent, diversified portfolio of UK assets and operator partnerships. We look forward to combining the Care REIT platform with our own and expanding our mission of growing with great operators in the UK.”

The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the UK Companies Act (the “Scheme”), meaning it is subject to court approval as well as approval by Care REIT's shareholders and the satisfaction or waiver of other ordinary conditions to closing.2 The transaction has been unanimously approved by the boards of directors of both CareTrust and Care REIT and is currently expected to close in the second quarter of 2025.

Bidco has obtained irrevocable undertakings from Care REIT‘s directors and certain of its other shareholders to vote in favor of the Scheme in respect of, in aggregate, 12,305,991 Care REIT Shares, representing approximately 3.0%. of Care REIT's issued ordinary share capital.

Piper Sandler Ltd is acting as sole financial advisor and Jones Day is acting as legal advisor to CareTrust.

Conference Call

A conference call will be held on March 11, 2025, at 8:00 a.m. Eastern Daylight Time (5:00 a.m. Pacific Time), during which CareTrust’s management will discuss the transaction and an accompanying presentation. The toll-free dial-in number is 1 (800) 715-9871 or toll dial-in number is 1 (646) 307-1963 and the conference ID number is 1786141. To listen to the call online, or to view the accompanying presentation, please visit the Investors section of the CareTrust website at http://investor.caretrustreit.com. This call will be recorded and will be available for replay via the website for 30 days following the call.

About CareTrust

CareTrust is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust is pursuing both external and organic growth opportunities across the United States and internationally. More information about CareTrust is available at www.caretrustreit.com.

About Care REIT plc
Care REIT plc (formerly Impact Healthcare REIT plc) acquires, renovates, extends and redevelops high quality healthcare real estate assets in the UK and leases these assets on long-term full repairing and insuring leases to high-quality established healthcare operators which offer good quality care, under leases which provide Care REIT with attractive levels of rent cover. More information about Care REIT is available at www.carereit.co.uk.

EBITDARM and EBITDARM Rent Coverage Ratio

This press release contains a reference to Care REIT’s portfolio EBITDARM rent coverage ratio for the twelve month period ended September 30, 2024. Care REIT calculates its portfolio EBITDARM rent coverage ratio based on its tenants’ EBITDARM for a twelve month period divided by total annual rent during such period. EBITDARM refers to earnings before interest, income taxes, depreciation, amortization, rent, and management fees, and is a useful
2 The document to be sent to Care REIT shareholders containing, among other things, the Scheme (the "Scheme Document") is to be published within twenty-eight (28) days of today's announcement.

approximation for Care REIT’s tenants’ cash earnings, which they can use to pay their rent to Care REIT. EBITDARM and EBITDARM coverage ratio as prepared by Care REIT include adjustments determined by Care REIT, including to exclude seven turnaround homes and to exclude new homes in build-up. Care REIT’s EBITDARM rent coverage information included herein has been provided by Care REIT, and Care REIT’s methodologies for calculating this measure may not be comparable to those used by other companies, including CareTrust. Additionally, CareTrust expects that most financial statements of Care REIT’s tenants are unaudited, and Care REIT has not independently verified all financial information it received from such tenants. CareTrust has not independently verified this information, but has no reason to believe such information is inaccurate in any material respect. Accordingly, although CareTrust believes that Care REIT’s EBITDARM rent coverage ratio is a useful way to analyze the cash potential of its assets, readers should not place undue reliance on the accuracy of this metric.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains certain statements which are, or may be deemed to be, forward-looking statements (including for the purposes of the US Private Securities Litigation Reform Act of 1995), beliefs or opinions. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "envisage", "estimate", "intend", "plan", "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could", or other words of similar meaning. Such forward looking statements include, but are not limited to, statements regarding the following: industry and demographic conditions, the care home investment and financing environment, Care REIT’s future growth prospects, the benefits of the acquisition, and the ability of CareTrust to effectively combine the operations of Care REIT with its own operations. These statements are based on assumptions and assessments made by Care REIT, and/or CareTrust in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this press release could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given by CareTrust that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Press Release. Neither CareTrust nor Bidco assumes any obligation and CareTrust and Bidco disclaim any intention or obligation, to update or correct the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation.
The forward-looking statements have not been reviewed by the auditors of Care REIT, CareTrust or Bidco or their respective financial advisers. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements is the satisfaction of the conditions and the risks discussed in CareTrust's filings with the US Securities and Exchange Commission, which can be accessed at https://www.sec.gov/edgar/browse/?cik=1590717, (including in CareTrust’s Annual Report on Form 10-K for the year ended December 31, 2024, including in the section entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports CareTrust files with the SEC), as well as additional factors such as (i) changes in global, political, economic, business, competitive, market and regulatory forces, (ii) future currency exchange and interest rates, (iii)

the ability of CareTrust to integrate Care REIT’s operations and to achieve the benefits expected to result from the acquisition, (iv) future business combinations or dispositions, (v) the ability and willingness of tenants to meet and/or perform their obligations under leases, including without limitation, their respective obligations to indemnify, defend and hold CareTrust or Care REIT harmless from and against various claims, litigation and liabilities; (vi) the ability of tenants to comply with applicable laws, rules and regulations in the operation of the properties leased to them, (vii) the ability of CareTrust and its affiliates (including, after the acquisition, Care REIT) to generate sufficient cash flows to service outstanding indebtedness, CareTrust's and, after the acquisition, Care REIT's access to debt and equity capital markets, (viii) CareTrust’s ability to retain key management personnel, (ix) the risk that CareTrust may have to incur impairment charges related to its assets held for sale if it is unable to sell such assets at the prices it expects, (x) changes in tax laws and tax rates, (xi) the impact of healthcare reform legislation, and (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments. Such forward-looking statements should therefore be construed in the light of such factors. Neither CareTrust nor Bidco, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur.

Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com